As filed with the Securities and Exchange Commission on May 19, 1997
                                                 Registration No. 333-____

===========================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              ---------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                              ---------------
                          Murphy Oil Corporation
          (Exact name of registrant as specified in its charter)

    Delaware                       2911                   71-0361522
(State or other             (Primary Standard           (I.R.S. Employer
jurisdiction of                 Industrial              Identification No.)
 incorporation              Classification Code
or organization)                  Number)

                             200 Peach Street
                               P.O. Box 7000
                         El Dorado, AR 71731-7000
                              (870) 862-6411
                 (Address of principal executive offices)
                              ---------------

                          MURPHY OIL CORPORATION
                       EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the plan)

                              ---------------

                              General Counsel
                             200 Peach Street
                           Post Office Box 7000
                         El Dorado, AR 71731-7000
                  (Name and address of agent for service)
Telephone number, including area code, of agent for service: (870) 862-6411

                                 Copy to:
                               Barbara Nims
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                            New York, NY  10017
                             (212) 450-4000

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
                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                   Proposed                Proposed
                                                                   Maximum                 Maximum
                                           Amount to be       Offering Price Per      Aggregate Offering         Amount of
 Title of Securities to be Registered      Registered(1)           Share(2)                Price(2)           Registration Fee
 ------------------------------------      -------------      ------------------      ------------------      ----------------
Murphy Oil Corporation Common Stock
par value $1.00 per share.............     50,000 shares            $ 46                  $ 2,300,000             $ 696.97
===============================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on May 14, 1997.

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                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

               The Registrant hereby incorporates herein by reference the following documents:

               (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

               (2) All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to September 12, 1989 and prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

               (3) The description of the Registrant's common stock $1.00 par value ("Common Stock" or "Shares") contained in the Registrant's 1934 Act registration statement on Form 8-A dated September 12, 1989, filed with the Commission pursuant to the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. DESCRIPTION OF SECURITIES

                Not applicable, see Item 3(3) above.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

               Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers against expenses (including attorneys fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors and officers, to the fullest extent permitted by Delaware law.

               In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

Item 8. EXHIBITS
               4.01  Certificate of Incorporation of the Registrant.

               4.02  Amended and Restated By-Laws of the Registrant.

               5.01  Opinion of Davis Polk & Wardwell.

               23.01 Independent Auditors' Consent.

               24.01 Power of attorney (included on the signature page of this registration statement).

               99.01 Murphy Oil Corporation Employee Stock Purchase Plan.

Item 9. UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  EXPERTS

               The consolidated financial statements of the Registrant appearing in the Registrant's Annual Report (Form 10-K) as of December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in 1995 in the method of accounting for the impairment of long-lived assets.


                               LEGAL MATTERS

               The validity of the Common Stock offered hereunder has been passed upon by Davis Polk & Wardwell, New York, New York.



                                SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on May 19, 1997.




                                    MURPHY OIL CORPORATION


                                    By: /s/ Steven A. Cosse
                                        -----------------------------
                                        Name:   Steven A. Cosse
                                        Title:  Senior Vice President,
                                                General Counsel and
                                                Chief Financial Officer



                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Steven A. Cosse and Walter K. Compton, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Murphy Oil Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                       Title                      Date
-----------------------      -------------------------    --------------------


/s/ R. Madison Murphy         Chairman of the Board of        May 19, 1997
--------------------------           Directors
R. Madison Murphy


/s/ Claiborne Deming             Director, President          May 19, 1997
--------------------------   and Chief Executive Officer
Claiborne Deming


/s/ B.R.R. Butler                     Director                May 19, 1997
--------------------------
B.R.R. Butler


/s/ George S. Dembroski               Director                May 19, 1997
--------------------------
George S. Dembroski


/s/ H. Rodes Hart                     Director                May 19, 1997
--------------------------
H. Rodes Hart


/s/ Vester T. Hughes, Jr.             Director                May 19, 1997
--------------------------
Vester T. Hughes, Jr.


/s/ C.H. Murphy, Jr.                  Director                May 19, 1997
--------------------------
C.H. Murphy, Jr.


/s/ Michael W. Murphy                 Director                May 19, 1997
--------------------------
Michael W. Murphy


/s/ William C. Nolan, Jr.             Director                May 19, 1997
--------------------------
William C. Nolan, Jr.


/s/ Caroline G. Theus                 Director                May 19, 1997
--------------------------
Caroline G. Theus


/s/ Lorne C. Webster                  Director                May 19, 1997
--------------------------
Lorne C. Webster


/s/ Steven A. Cosse             Senior Vice President,        May 19, 1997
--------------------------        General Counsel and
Steven A. Cosse                 Chief Financial Officer


/s/ Ronald W. Herman                  Controller              May 19, 1997
--------------------------
Ronald W. Herman





                               INDEX TO EXHIBITS


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


  Exhibit                                                                    Sequentially
   Number                        Exhibit                                     Numbered Page
  -------                        -------                                     -------------


    4.01 Amended and Restated Certificate of Incorporation of the Registrant.
    4.02     Amended and Restated By-Laws of the Registrant.
    5.01     Opinion of Davis Polk & Wardwell.
   23.01     Independent Auditors' Consent.
   24.01 Power of attorney (included on the signature page of this registration statement).
   99.01     Murphy Oil Corporation Employee Stock
             Purchase Plan.

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